UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	WLL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2019, the Board of Directors of Whiting Petroleum Corporation (the “Company”) appointed Lyne B. Andrich as a director of the Company to serve for a term expiring at the Company’s 2021 annual meeting of stockholders and Michael G. Hutchinson as a director of the Company to serve for a term expiring at the Company’s 2020 annual meeting of stockholders. Both of such appointments are effective September 1, 2019. The Board of Directors of the Company also appointed both Ms. Andrich and Mr. Hutchinson to serve on the Audit Committee of the Company’s Board of Directors.

Ms. Andrich and Mr. Hutchinson will participate in the Company’s standard non-employee director compensation arrangements (on a pro-rated basis for their period of service in their first year as a director) described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2019. In connection with their appointment, Ms. Andrich and Mr. Hutchinson will be entering into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: August 21, 2019	By:	/s/ Bruce R. DeBoer
Bruce R. DeBoer
Chief Administrative Officer, General Counsel and Secretary